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                                                                    EXHIBIT 23.6

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 5 to the Registration Statement on Form S-11 of our report dated September 7, 2004 relating to the Statement of Revenues and Certain Expenses of the Quorum Property, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Dallas, Texas
September 30, 2004